As filed with the Securities and Exchange Commission on April 27, 2000
                                              Registration No. 333-______
=============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                  Containing a Reoffer Prospectus on Form S-3
                                 Garan, Incorporated
             (Exact name of registrant as specified in its charter)

            Virginia                                   No. 0005665557
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                             350 Fifth Avenue
                         New York, New York 10118
                                (212) 563-2000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ----------------
                 Garan, Incorporated 1999 Restricted Stock Plan

                           (Full title of the plan)

                              ----------------

                           Marvin S. Robinson, Esq.
                       Tannenbaum Dubin & Robinson, LLP
                          1140 Avenue of the Americas
                           New York, New York 10036
                                (212) 302-2900
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                              ----------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
==============================================================================
                                            Proposed   Proposed
                                            Maximum    Maximum
  Title of Each                 Amount      Offering   Aggregate  Amount of
  Class of Securities           to be       Price Per  Offering   Registration
  to be Registered              Registered  Share      Price      Fee
------------------------------------------------------------------------------
Garan, Incorporated 1999
 Restricted Stock Plan

Common Stock (no par value)        160,000     $26.75(1)  $4,280,000  $1,130

------------------------------------------------------------------------------
(1) All such shares have been issued pursuant to the Company's Restricted Stock Plan at the indicated proposed maximum offering price per share.


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1933, as amended, and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements, and other information are available for inspection and copying at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the
Commission: 7 World Trade Centre, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates.

     The Company will provide without charge to each person to whom a copy of the Prospectus included in this Registration Statement is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in such Prospectus and any Registration Statement containing such Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference in the information that such Prospectus and any Registration Statement containing such Prospectus incorporates). Such requests should be made to Alexander J. Sistarenik, Treasurer, Garan, Incorporated, 350 Fifth Avenue, New York, New York 10118, (212) 563-2000.

                                 PROSPECTUS
                                 ----------


                              GARAN, INCORPORATED


                                160,000 Shares



                                 COMMON STOCK


                                   No par value

     This Prospectus relates to the offer and sale of 160,000 shares ("Shares") of common stock, no par value ("Common Stock"), of Garan, Incorporated ("Company") which may be offered hereby from time to time by any or all of the selling stockholders named herein ("Selling Stockholders") for their own benefit. The Company will not receive any of the proceeds from the sale of the Shares of Common Stock by the Selling Stockholders.

  The Company's Common Stock is listed on the American Stock Exchange under the symbol "GAN".

          The Common Stock offered hereby involves risk.
                              See "Risk Factors".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
        EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
               THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall create, under any circumstances, any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.

                The date of this Prospectus is April 27, 2000

                                  THE COMPANY

     The Company's principal office is located at 350 Fifth Avenue, New York, New York 10118, and its telephone number is (212) 563-2000.

                                  RISK FACTORS

     This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and
Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), that involve certain risks and uncertainties. Discussions containing such forward-looking statements may be found in the material set forth below as well as in this Prospectus generally, including the documents incorporated by reference herein. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," and similar expressions are intended to identify forward-looking statements. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those appearing elsewhere in this Prospectus and in the documents incorporated by reference herein. These forward-looking statements are made as of the date of this Prospectus and the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

    In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the Common Stock offered by this Prospectus.

  No Assurance of Profitability. Although the Company has been profitable for a substantial number of years, there can be no assurance that the Company will be profitable in any future period. Future operating results will depend on many factors, including conditions in the apparel industry generally, market acceptance of the Company's products, competition, and the other factors set forth in these "Risk Factors."

  Dependence on Relationship with Wal-Mart. During the Company's fiscal years ended September 30, 1999, 1998, and 1997, sales to Wal-Mart Stores, Inc. ("Wal-Mart") were approximately $204 million, $155 million, and $109 million, respectively, and accounted for 89%, 80%, and 71%, respectively, of the Company's net sales. While sales to Wal-Mart have increased significantly in the last several years both in absolute dollars and as a percentage of the Company's net sales, generally these sales are on a seasonal or multi-seasonal basis, meaning that there can be no assurance that, or the extent to which, Wal-Mart will continue to do business with the Company at any particular volume. If for any reason there were a substantial reduction in the amount of the Company's business with Wal-Mart, the effect upon the Company's business, operating results, and financial condition would be significant.

  Competition. The apparel business in the United States is highly competitive, and no single enterprise sells more than a small portion of the total apparel sold in the United States. The Company competes with numerous domestic and foreign entities, and it is possible that one or more of such competitors could win orders sought by the Company. In addition, the Company's customers are increasingly sourcing and importing apparel products for their own account and could do so in lieu of ordering such items from the Company. There can be no assurance that the Company will be able to compete successfully with existing or new competitors or that competition or customer direct sourcing and importing will not have a material adverse effect on the Company's business, operating results, and financial condition.

  Attracting and Retaining Key Employees. The Company believes that its future success will depend in significant part on its ability to attract and retain highly skilled management and production personnel, particularly for its Central American facilities, and sales personnel. Competition for such personnel is intense, and the failure to obtain or loss of one or more of the Company's key personnel could have a material adverse impact on the Company's business, operating results, and financial condition.

  Central American Operations. A substantial portion of the Company's production takes place in Central America, and such portion has increased over the last several years. While the Company knows of no risks associated with its Central American operations, political instability or other events of a local nature could disrupt the Company's operations and its ability to transport goods to and from the region, and such disruption could have a material adverse impact on the Company's business, operating results, and financial condition.

      Availability of Raw Materials. Raw materials, such as fabric, thread, trimmings, and the like, are essential to the Company's business. While raw materials are readily available to the Company from various alternate sources of supply, any disruption in the Company's ability to obtain raw materials of usable quality in sufficient quantities could have a material adverse impact on the Company's business, operating results, and financial condition.

  Antitakeover Effects of the Company's Rights Plan, Charter, and By-laws.
On April 21, 1993, the Company adopted an Amended and Restated Rights Agreement ("Rights Plan") pursuant to which shareholders were granted one right for each share of Common Stock held by them. In the event 20% or more of the Company's stock is acquired by any one person, other shareholders have the right with respect to each share of Common Stock held by them to purchase for a purchase price of $90 such number of shares of Common Stock as has a market value equal to twice that amount. In addition, the Company's Board of Directors has the authority to issue up to 500,000 shares of Preferred Stock and to determine the price, preferences, privileges, and restrictions, including voting rights, of those shares without any further vote or action by the shareholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Common Stock pursuant to the Rights Plan or the issuance of Preferred Stock may have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. In addition, pursuant to the Company's By-laws, each director is elected for a term of three years and the terms are staggered so that only one-third of the directors are elected each year. These provisions could have the effect of delaying any change in the constitution of the Board of Directors of the Company as a result of a third-party acquiring a majority of the outstanding voting stock of the Company.
The Rights Plan and the Charter and By-law provisions referred to in this paragraph may have the effect of discouraging, delaying, or preventing a merger, tender offer, or proxy contest involving the Company, which could adversely the market price of the Company's Common Stock.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares of Common Stock by the Selling Stockholders.


                            THE SELLING STOCKHOLDERS

     This Prospectus relates to possible sales by stockholders of the Company of Shares issued pursuant to the Company's Restricted Stock Plan. The following table shows the names of the Selling Stockholders, the number of outstanding Shares of Common Stock of the Company beneficially owned by each of them as of April 27, 2000, and the number of Shares available for resale hereunder, subject to terms of the Company's Restricted Stock Plan. Because the Selling Stockholders may sell all or part of their Shares pursuant to this Prospectus, no estimate can be given as to the amount of Shares that will be held by each Selling Stockholder upon termination of this offering.


                           SELLING STOCKHOLDER TABLE

                                       Number of                  Number of
                                        Shares                Shares Available
                                      Beneficially                 For Sale
Name                                     Owned       Percent      Hereunder
------                               ------------   -------   ----------------
Lichtenstein, Seymour..............     722,650 (1)   13.6%         65,670
Kamiel, Jerald.....................     160,175 (2)    3.0%         44,775
Wilson, William J..................      72,425 (3)    1.4%         26,865
Faver, Rodney......................      62,412        1.2%         22,690
-----------
* Less than 1%.
(1) Includes 19,200 shares owned by The Lichtenstein Foundation, Inc., a charitable foundation of which Mr. Lichtenstein is president and a director, 100 shares owned by Mr. Lichtenstein's wife as custodian for their son, 4,012 shares owned by Mr. Lichtenstein's wife, and 12,500 shares subject to options currently exercisable by Mr. Lichtenstein's wife.
(2) Includes 20,000 shares subject to options currently exercisable.
(3) Includes 17,000 shares subject to options currently exercisable.

                              PLAN OF DISTRIBUTION

     The Shares offered hereby are being sold by the Selling Stockholders for their own account. The Company will not receive any of the proceeds from this offering.

     It is anticipated that the Selling Stockholders may from time to time make sales of all or part of the Shares of Common Stock covered by this Prospectus over the American Stock Exchange, by block trading, in negotiated transactions, or otherwise at prices then prevailing or in private transactions at negotiated prices. In addition to sales under this Prospectus, the Selling Stockholders also may effect sales of Shares of Common Stock covered by this Prospectus pursuant to Rule 144 promulgated under the Act. All the foregoing transactions will be made without payment of any underwriting commissions or discounts, other than the customary brokers' fees normally paid in connection with such transactions. The Selling Stockholders will have the right to withdraw the offered Shares prior to sale. There is no present plan of distribution.


                                 LEGAL MATTERS

     The validity of the issuance of the Shares offered hereby will be passed upon by Tannenbaum Dubin & Robinson, LLP, New York, New York. As of April 24, 2000, Marvin S. Robinson, a director and the Vice President--General Counsel and the Secretary of the Company and a member of Tannenbaum Dubin & Robinson, LLP, owned 5,956 shares of the Company's Common Stock having a market value on such date of $126,565.


                                    EXPERTS

     The financial statements of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, are incorporated herein by reference, and audited financial statements to be included in subsequently filed documents will be incorporated herein, in reliance on the report of Citrin Cooperman & Company, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed with the Commission are incorporated by reference in this Prospectus:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999;

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999;

     (c) All documents subsequently filed with the Commission by Securities the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Virginia Stock Corporation Act gives Virginia corporations the power to indemnify their present and former officers and directors under certain circumstances, and the Restated Articles of Incorporation of the Company state that: "Each person made a party to any action, suit, or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or of any corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. Such right of indemnification shall not be deemed exclusive of any rights to which such director, officer, or employee may be entitled under any By-law, agreement, vote of stockholders or otherwise." In addition the Company has entered into indemnification agreements with each of its officers and directors in which it has agreed to indemnify each such individual for actions taken on behalf of the Company in which the officer or director believed that his conduct was at least not opposed to the best interests of the Company and the officer or director was not adjudged liable to the Company.

     The Company maintains, on behalf of its present and former directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties and also insurance covering the Company against indemnification payments to its directors and officers for certain liabilities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


==============================================================================

     No dealer, salesperson or any other person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or solicitation of an offer to sell, any securities other than the registered securities to which it relates, or an offer to or solicitation of any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information contained herein is correct as of any time subsequent to the date hereof.


                              -------------------

                               TABLE OF CONTENTS


                                                             Page
                                                             ----
Available Information.......................................   __
The Company.................................................   __
Risk Factors................................................   __
Use of Proceeds.............................................   __
The Selling Stockholders....................................   __
Plan of Distribution........................................   __
Legal Matters...............................................   __
Experts.....................................................   __
Incorporation of Certain Information by Reference...........   __
Indemnification of Directors and Officers...................   __

                              -------------------

==============================================================================


                                 160,000 Shares


                              GARAN, INCORPORATED



                                 Common Stock


                                  ----------
                                  PROSPECTUS
                                  ----------


                                 April 27, 2000

==============================================================================


                             PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission ("Commission") are incorporated by reference in this Registration Statement:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999.

    (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999.

    (c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the securities Exchange Act of 1934, as amended ("Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

    The Company will provide, without charge, to each person to whom this Registration Statement is delivered, on written or oral request, a copy of any or all of the foregoing documents. Requests should be directed to Mr. Alexander J. Sistarenik, Treasurer, Garan, Incorporated, 350 Fifth Avenue, New York, New York 10118, (212) 563-2000.

Item 4.  Description of Securities

    Not applicable.

Item 5.  Interest of Named Experts and Counsel

    Counsel to the Company, Tannenbaum Dubin & Robinson, LLP, 1140 Avenue of the Americas, New York, New York 10036, has rendered an opinion to the effect that the Common Stock offered hereby have been duly authorized and are validly issued, fully paid, and non-assessable. As of April 24, 2000, Marvin S. Robinson, a director and the Vice President-General Counsel and Secretary of the Company and a member of Tannenbaum Dubin & Robinson, LLP, owned 5,956 shares of the Company's Common Stock having a market value, as of such date, of $126,565.

Item 6.  Indemnification of Directors and Officers

    The Virginia Stock Corporation Act gives Virginia corporations the power to indemnify their present and former officers and directors under certain circumstances, and the Restated Articles of Incorporation of the Company state that: "Each person made a party to any action, suit, or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or of any corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. Such right of indemnification shall not be deemed exclusive of any rights to which such director, officer, or employee may be entitled under any By-law, agreement, vote of stockholders or otherwise." In addition the Company has entered into indemnification agreements with each of its officers and directors in which it has agreed to indemnify each such individual for actions taken on behalf of the Company in which the officer or director believed that his conduct was at least not opposed to the best interests of the Company and the officer or director was not adjudged liable to the Company.

    The Company maintains, on behalf of its present and former directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties and also insurance covering the Company against indemnification payments to its directors and officers for certain liabilities.

Item 7.  Exemption From Registration Claimed

    Not Applicable.

Item 8.  Exhibits

       Exhibit No.          Description of Exhibit
       -------------- ------------------------------------------------
       Exhibit 4.1 Restated Articles of Incorporation of the Company dated May 15, 1986 (filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1988, and incorporated herein by reference).
       Exhibit 4.2. Articles of Amendment of the Restated Articles of Incorporation of the Company dated May 10, 1988 (filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1988, and incorporated herein by reference).
       Exhibit 4.3. Articles of Amendment of the Restated Articles of Incorporation dated November 9, 1992 (filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1992, and incorporated herein by reference).
       Exhibit 4.4 By-Laws, as amended through April 21, 1993, of the Company (filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993, and incorporated herein by reference).
       Exhibit 4.5    Garan, Incorporated 1999 Restricted Stock Plan.
       Exhibit 5.1    Opinion of Tannenbaum Dubin & Robinson, LLP.
       Exhibit 23.1   Consent of Tannenbaum Dubin & Robinson, LLP
                       (contained in Exhibit 5.1).
       Exhibit 23.2   Consent of Citrin Cooperman & Company, LLP.
       Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

  The Company will provide, without charge, to each person to whom this Registration Statement is delivered, on written or oral request, a copy of any and all of the foregoing documents. Requests should be directed to Mr. Alexander J. Sistarenik, Treasurer, Garan, Incorporated, 350 Fifth Avenue, New York, New York 10118, (212) 563-2000.

Item 9.  Undertakings

   (a) The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act").

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

  Pursuant to the requirements of the Securities Act, the Company, Garan, Incorporated, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 26th day of April, 2000.

                           GARAN, INCORPORATED

                           /S/ SEYMOUR LICHTENSTEIN
                           -------------------------------------------
                           Seymour Lichtenstein, Chairman of the Board
                           Principal Executive Officer

                                                    EXHIBIT 24.1
                         POWER OF ATTORNEY
  We, the undersigned officers and directors of Garan, Incorporated, hereby severally constitute and appoint Seymour Lichtenstein and William J. Wilson, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Garan, Incorporated to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                               Date
----------                           -----                               ----
 /S/ SEYMOUR LICHTENSTEIN       Chairman of the Board         April 26, 2000
---------------------------     (Principal Executive Officer)
Seymour Lichtenstein

 /S/ WILLIAM J. WILSON          Vice President - Finance and  April 26, 2000
---------------------------     Administration (Principal
William J. Wilson               Financial and Accounting Officer)

 /S/ STEPHEN J. DONOHUE         Director                      April 26, 2000
-----------------------
Stephen J. Donohue

 /S/ RODNEY FAVER               Director                      April 26, 2000
-----------------------
Rodney Faver

 /S/ JERALD KAMIEL              Director                      April 26, 2000
-----------------------
Jerald Kamiel

 /S/ RICHARD A. LICHTENSTEIN    Director                      April 26, 2000
-----------------------
Richard A. Lichtenstein

 /S/ FRANK MARTUCCI             Director                      April 26, 2000
-----------------------
Frank Martucci

 /S/ PERRY MULLEN               Director                      April 26, 2000
-----------------------
Perry Mullen

 /S/ MARVIN S. ROBINSON         Director                      April 26, 2000
-----------------------
Marvin S. Robinson

Exhibit Index
-------------
                                                            Sequentially
  Exhibit                                                   Numbered
  Number                   Description                      Page
  --------                 -----------                      ----
  4.1. Restated Articles of Incorporation of the Company dated May 15,1986 (filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1988, and incorporated herein by reference).
  4.2.    Articles of Amendment of the Restated Articles of
          Incorporation of the Company dated May 10, 1988
          (filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1988, and incorporated herein by reference).
  4.3.    Articles of Amendment of the Restated Articles of
          Incorporation dated November 9, 1992 (filed as an
          Exhibit to the Company's Annual Report on
          Form 10-K for the fiscal year ended September 30, 1992, and incorporated herein by reference)
  4.4. By-Laws as amended through April 21, 1993, of the Company (filed as an Exhibit to the Company's Quarterly
          Report on Form 10-Q for the quarter ended March 31, 1993, and incorporated herein by reference).
  4.5     Garan Incorporated 1999 Restricted Stock Plan.
  5.1     Opinion of Tannenbaum Dubin & Robinson, LLP.
  23.1    Consent of Tannenbaum Dubin & Robinson, LLP
          (contained in Exhibit 5.1).
  23.2    Consent of Citrin Cooperman & Company, LLP.
  24.1    Power of Attorney (included as part of
          the signature page to this Registration Statement).